June 15,1999


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

                    BY AND BETWEEN LA JOLLA COFFEE CO., INC.

                         AND STEPHEN'S COFFEE CO., INC.


     This Agreement and Purchase and Sale of Assets (this "Agreement") is entered into the 15th day of June 1999 (the "Effective Date") by and between La Jolla Coffee Company Inc., a Washington corporation (the "Purchaser"), and Stephen's Coffee Company Inc., a California corporation (the "Seller").

                                    RECITALS

     A. The Board of Directors of the Purchaser and the Seller believe it is in the best interests of each such company and each such company's respective shareholders that the Purchaser acquire substantially all of the assets of the Seller, subject to the liabilities assumed in this Agreement and, in furtherance thereof, have approved the Transaction.

     B. The Purchaser and the Seller wish to make certain representations and other agreements in connection with the Transaction.

     C. The  parties  intend  that this  Transaction  be within  the  meaning of
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

     In order to consummate such a transaction, the parties hereto, in consideration of the mutual agreements and on the basis of the representations and warranties hereinafter set forth, do hereby agree as follows:

                                   DEFINITIONS

     As used in this Agreement, the terms identified below in this Article shall have the meanings indicated, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions set forth below suggest, indicate, or express agreements between or among parties to this Agreement, or contain representations or warranties or covenants of a party, the parties agree to the same by execution of this agreement.

     Acquired Assets: The assets of the Seller being acquired by the Purchaser pursuant to the terms hereof, as identified on Schedule 1.1 hereto, and all other assets of the Seller, tangible or intangible (including contractual, warranty, and other rights), the use or value of which is inextricably linked to the assets so identified, or which relate to or arise out of transactions of the Seller involving the assets so identified.

     Affiliate: When used with respect to a person, an "affiliate" of that person is a person Controlling, Controlled by, or under common Control with that person.

     Agreement: This Agreement of Purchase and Sale of Assets, including all of its exhibits and schedules and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such exhibits, schedules and other documents.

     Assumed Liabilities: The Liabilities of the Seller being assumed by the Purchaser pursuant to this Agreement, as specifically identified in Schedule 1.1 to this Agreement, and no other Liabilities of the Seller.

     Business Day: Any day that is not a Saturday, Sunday, or a day on which banks in New York are authorized to close.

     Claims Request: A Claims Request is a written request pursuant to which a party seeks reimbursement for alleged Losses, which shall contain (i) such information as is, under the circumstances, necessary to allow the reimbursing party to determine its liability (if any) for the alleged Losses for which the other party seeks reimbursement; (ii) supporting documentation sufficient to allow the reimbursing party to verify the amount of the alleged Losses; (iii) a legally binding and enforceable assignment to the reimbursing party of all Recoveries related to the claim; and (iv) such other information as may be specifically required by the provisions of this Agreement.

     Closing:  The completion of the Transaction,  to take place as described in
Article 2.

     Closing Date: The date on which the Closing actually occurs, which shall be June 15, 1999, unless otherwise agreed by the parties, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing set forth in Article 5 hereof.

     Closing Time: The time at which the Closing actually occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

     Code: The Internal Revenue Code of 1986, as amended and in effect at the time of execution of the Agreement.

     Complete Withdrawal: A "complete withdrawal" from a Multiemployer Plan as defined in Section 4203 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with


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


respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     Consideration: The securities of the Purchaser to be paid by the Purchaser to the Seller as the Closing for the Acquired Assets, subject to modification and adjustment as provided herein.

     Control: Generally, the power to direct the management or affairs of an Entity.

     Counsel to the Seller: Robert Nostrand, Esq.

     Counsel to the Purchaser: Robert Blair Krueger II, Esq. of The Krueger Group, LLP, a professional law partnership.

     Entity: A corporation, partnership, sole proprietorship, joint venture, or other form of organization formed for the conduct of a business, whether active or passive.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended and in effect at the time of execution of this Agreement.

     Exchange Act: The Securities Exchange Act of 1934, as amended to the date as of which any reference thereto is relevant under this Agreement, including any substitute or replacement statute adopted in place or lieu therefor.

     GAAP: Generally Accepted Accounting Principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references herein to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

     HSR Act: The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Inventories: The stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, held by the Seller for manufacturing, assembly, processing, finishing, sale, or resale to others, from time to time in the ordinary course of the business of the Seller in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, or the like.

     IRS: The Internal Revenue Service.

     Liabilities: At any point in time (the Determination Time), the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after Determination Time to the extent (but only to the extent) that such obligations (1) arise under previously existing agreements for services, benefits, or other considerations, and (2) accrue or become payable with respect to services, benefits, or other considerations received by the person or Entity after the Determination Time.

     Loss or Losses: Shall include any claim, liability, cost, damage or expense, including reasonable attorneys fees, court costs, or other reasonable costs incurred or in the process of


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


being incurred in investigating, defending against, or settling any such claim, liability, cost, damage or expense, or any amounts paid in settlement thereof.

     Multiemployer Plan: A "Multiemployer plan" as defined in ERISA Section 3(37) or Section 414(F) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     Partial Withdrawal: A "partial withdrawal" from a Multiemployer Plan, as defined in Section 4205 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     Payables: Liabilities of a party arising from the borrowings of money or the incurring of obligations for merchandise or goods purchased.

     Plan Termination: A termination of a Pension Plan, whether partial or complete, within the meaning of Title IV of ERISA.

     PBGC: The Pension Benefit Guaranty Corporation.

     Pension  Plan: A "pension  plan" or  "employee  pension  benefit  plan," as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     Prohibited  Transaction:  A "prohibited  transaction,"  as defined in ERISA
Section 406 or Section 4975(c) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

         Proprietary Rights: Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by the Seller, or used by the Seller in connection with its business, whether or not the same are entitled to legal protection.

     Purchaser: La Jolla Coffee Co., Inc., a Washington corporation, which under the terms of this Agreement is acquiring substantially all of the assets of the Seller.

     Receivables: Accounts Receivable, notes receivable, and other obligations appearing as assets on the books of the Seller, and customarily reflected as assets in balance sheets of entities prepared in accordance with GAAP, indicating moneys owed to the entity.

     Recovery or Recoveries: Includes any recovery or reimbursement received or receivables by the parties from any source, other than the other party, including without limitation, insurance proceeds.

     Reportable Event: A "reportable event," as defined in Section 4043(b) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     SEC: The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant under this Agreement, including any substitute or replacement statute adopted in place or lieu thereof

     Seller: Stephen's Coffee Co., Inc., a California corporation, as the seller of the Acquired Assets.

     Transaction: The Sale of the Acquired Assets, subject to the Assumed Liabilities, for the Consideration as contemplated by, and subject to the terms and conditions of, this Agreement.

     Unaudited Financial Statements: The balance sheet, income statement, statement of shareholders' equity, and statement of cash flows or, in each instance, equivalent statements as commonly prepared.

     Welfare Plan: A "welfare plan" or an "employee welfare benefit plan," as defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction.


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


                                    ARTICLE 1

                                 THE TRANSACTION

     Section 1.1 The Transaction. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, the Seller shall sell, transfer, convey and assign to the Purchaser, by instruments satisfactory to the Purchaser and its counsel, and the Purchaser shall acquire from the Seller, the Acquired Assets, subject to Assumed Liabilities, in exchange for the Consideration. The assets contained in Schedule 1.1 hereto are all the assets reasonably necessary to consummate the transaction. The liabilities contained in Schedule 1.1 are all of the liabilities being assumed by the Purchaser pursuant to the Transaction.

     Section 1.2. The Consideration. Immediately after consummation of the Transaction, the Seller will be entitled to receive one million shares of the Common Stock of the Purchaser.

     Section 1.3 Directors and Officers. The directors of the Purchaser, immediately prior to June 15, 1999, shall be the directors of the Sellers, each to hold office in accordance with the Articles of Incorporation and By-laws of the Purchaser Section.

     Section 1.4 Effect on Capital Stock. As of June 15, 1999, by virtue of the Transaction, and without any action on the part of the holder of any shares of the issued and outstanding shares of the Purchaser:

     (a) Adjustments to Common Stock. The Purchaser shall authorize and issue one million shares of its common stock, leaving approximately twenty million (20,000,000) shares issued and outstanding to holders of record of the Purchaser, of which approximately one million (1,000,000) shall be issued to the Seller.

     (b) Fractional Shares. No fractional shares of the Purchaser Common Stock ("Purchaser Common") shall be issued.

     Section 1.5 Tax Consequences. It is intended by the parties hereto that the Transaction shall constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal


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


Revenue Code of 1986, as amended. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No party shall take any action that would cause the Transaction to fail to qualify as such a reorganization.

     Section 1.6 Taking of Necessary Action: Further Action. If, at any time after the June 15, 1999, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Purchaser with full right, title, and possession to substantially all assets, property, rights, privileges, powers and franchises of the Seller, the officers and directors of the Seller and shall be fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    ARTICLE 2

                                     CLOSING

     Section 2.1 The Closing and the Closing Date. The closing (the "Closing") shall be held at 9060 Activity Road, Suite A, San Diego, CA. 92126, at 10:00 a.m. on June 15, 1999 (the "Closing Date.") At the Closing, the parties to this Agreement will transfer certificates and exchange other instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate the Transaction have been satisfied or waived, the Seller shall deliver to the Purchaser all instruments or documents required for the transfer of substantially all of the Seller's assets, subject to the liabilities assumed in this Agreement, to the Purchaser, and the Consideration, one million (1,000,000) shares of the Common Stock of the Purchaser, shall be delivered to the Seller.

     Section 2.2 Termination or Failure to Close. In the event the Closing shall not have occurred within sixty (60) days from the date hereof and each of the parties has performed all of the obligations required to be performed by it under the terms of this Agreement, and the parties have not otherwise agreed to extend the Closing Date, in writing, then this Agreement shall thereupon be deemed to have been terminated and the parties shall return to the status that existed prior to the execution of this Agreement.

     Section 2.3 Expenses. The costs and expenses actually or incidentally incurred in connection with the preparation, negotiation of this Agreement and the Closing shall be borne by


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


the Seller, including the reproduction of records and independent consultancy costs, if any, relating to professionals engaged by the parties.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties of the Seller. As a material inducement to the Purchaser to execute and perform its obligations under this Agreement, the Seller represents and warrants to the Purchaser, subject to the exceptions specifically disclosed in the schedules, referencing the appropriate section number, delivered by the Seller to the Purchaser prior to signing this Agreement (the "Seller Schedules") as follows:

     (a) Organization and Standing of the Seller. The Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of California. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a significant negative effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations (hereinafter "Material Adverse Effect") of the Seller. The Seller has no subsidiaries and, further, has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business.

     (b) Capitalization and Indebtedness for Borrowed Monies.

          (i) The Purchaser is duly and lawfully authorized by the Purchaser Articles to issue 1,000,000 shares of Purchaser Common Stock of which approximately 20,000,000 shares are validly issued and outstanding on the date of this Agreement. All the outstanding shares of Purchaser Common stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.


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          (ii)  The  Purchaser  is  not  presently  liable  on  account  of  any indebtedness for borrowed monies, except as reflected in the financial statements described in subparagraph (e) below.

     (c) Seller's Authority. The Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms
(except as limited by bankruptcy, insolven cy, or other laws affecting the enforcement of creditors' rights). The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time or both) or give rise to a right of termination, cancellation, acceleration of any obligation or to loss of a material benefit under (i) any provision of the Seller's Articles of Incorporation ("Seller's Articles") or the Seller's Bylaws or (ii) any mortgage, indenture, lease, contract, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller or its properties or assets. No consent, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable state securities laws.

     (e) Financial Statements. The Seller has furnished the Purchaser with unaudited financial statements of the Seller as of November 1998. All such financial statements present fairly the financial condition of the Seller at such date, and the results of its operations for the period therein specified. Furthermore, the unaudited Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied upon a basis consistent with prior accounting periods. The Seller' s unaudited balance sheet is hereinafter referred to as the "Seller Balance Sheet," and all such financial statements are hereinafter referred to as the "Seller Financial Statements."

     (f) Present Status. Since the date of the Seller Balance Sheet (or such other date specifically set forth herein), except as otherwise contemplated by this Agreement, the Seller has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:


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


          (i) The Seller has not sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that would result in a Material Adverse Effect on the Seller;

          (ii) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations or liabilities (fixed or contingent) of the Seller which, individually or in the aggregate, have resulted or may be reasonably expected (whether before or after the June 15, 1999) to result in a Material Adverse Effect on the Seller;

          (iii) The Seller has not issued, or authorized for issuance, any equity security, bond, note or other security of the Seller. The Seller has not granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Seller, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise;

          (iv) The Seller has not incurred any additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of the business of the Seller;

          (v) The Seller has not paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in Seller Balance Sheet and current liabilities incurred since the date of Seller Balance Sheet in the ordinary and usual course of the business of the Seller;

          (vi) The Seller has not declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of capital stock of the Seller;

          (vii) The Seller has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Seller;

          (viii) The Seller has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business;

          (ix) The Seller has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of-business, and in each case for a consideration at least equal to the fair value of such asset or property, nor has the Seller leased or licensed to others (including officers and directors of the Seller), or agreed so to lease or license, any asset or property;

          (x) The Seller has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity. The Seller has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset;

          (xi) The Seller has not entered into any transaction or contract, or made any commitment to do the same. The Seller has not waived any right of substantial value or canceled any debts or claims or voluntarily suffered any extraordinary losses, which individually or in the aggregate would result in a Material Adverse Effect on the Seller;

          (xii) The Seller has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursements, life insurance, deferred compensation or any other employee benefit plan or arrangement;

          (xiii) The Seller has not effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or key employees;

          (xiv) The Seller has not effected or committed itself to effect any amendment or modification of the Seller's Articles or the Seller's By-laws;

          (xv) To the knowledge of the Seller, no statute has been enacted nor has any rule or regulation been adopted (whether before or after the date of Seller Balance Sheet) which may reasonably be expected to result in a Material Adverse Effect on the Seller;

          (xvi) The Seller has not changed in any way its accounting methods or practices (including any change in depreciation or amortization policies or rates, or any changes in policies in making or reversing accruals);

          (xvii) The Seller has not made any loan to any person or entity, and the Seller has not guaranteed the payment of any loan or debt of any person or entity; and

          (xviii) The Seller has not negotiated or agreed to do any of the things described in the preceding clauses (i) through (xvii) (other than negotiations with the Seller and its representatives regarding the transactions contemplated by this Agreement).

     (g) Litigation. Except as disclosed in Exhibit 1.1, there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against the Seller, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of the Seller, none have been threatened against the Seller to the knowledge of the Seller. There are no facts which, if known to shareholders, customers, governmental authorities, or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Material Adverse Effect on the Seller. The Seller is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and the Seller is not in default with respect to any notice, order, writ, injunction or decree.

     (h) Compliance With the Law and other Instruments. The business operation of the Seller has been and is being conducted in all material respects in accordance with all applicable laws, rules, and regulations of all authorities. The Seller has not received any notice of violation with respect to any applicable laws, regulations, orders, or other requirements of a Governmental Entity or other authority, including, without limiting the generality of the foregoing, the Employee Retirement Income Security Act of 1974, as amended. The Seller is not in violation of, or in default under, any term or provision of the Seller's Articles or the Seller's By-laws. The Seller has in all material respects performed, or is now performing the obligations of, and the Seller is not in default (and would not by the lapse of time or giving of notice be in default) in respect of any note, debt instrument, lien, mortgage, lease, order, judgment, or decree, or any other contract, agreement, or commitment binding upon it or its assets or properties or material to the conduct of its business. There is no agreement (assuming the parties thereto other than the Seller performed their respective obligations thereunder as required), judgment, injunctive order or decree binding upon the Seller which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of the Seller, any acquisition of property by the Seller, or the conduct of business by the Seller as currently conducted or as proposed to be conducted following the Transaction.

     (i) Title to Properties and Assets. The Seller has good and marketable title to all its properties and assets, including without limitation those reflected in the Seller Financial Statements and those used or located on property controlled by the Seller in its business on the date of the Seller Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which (i) are disclosed in the Schedule 1.1 as securing specified liabilities or (ii) do not materially adversely affect the use thereof. The buildings and equipment of the Seller are in good condition and repair, reasonable wear and tear excepted. The Seller has not been, to the knowledge of any officer of the Seller, threatened with any action or proceeding under any building or zoning ordinance, regulation, or law. Except as otherwise provided in Schedule 1.1 of this Agreement, the Seller owns, free and clear of all liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all patents, trade secrets, copyrights, procedures, techniques, business plans, methods of management, or other information utilized in connection with the Seller's business.

     (j) The Seller Leases. There are no related party leases, and all leases have been negotiated at "arms length."

     (k) Schedule of Leases and Insurance. Schedules 1.1 contains a true and complete description of each indenture, lease, sublease, or any instrument under which the Seller claims or holds a leasehold interest for either equipment, automobiles, or real property. The Seller has good and valid leasehold interests in such properties and all such instruments are in effect and enforceable according to their respective terms. A complete schedule of all fire and other casualty and liability policies of the Seller in effect at the time of delivery of said schedule is attached hereto.

     (l) Creditor's Arrangements. The Seller has not made any assignment for the benefit of creditors nor has any involuntary or voluntary petition in bankruptcy been filed by or against the Seller.

     (m)  Contracts  and  Other   Obligations.   Except  with  respect  to  this
Transaction, the Seller is not a party to, or otherwise bound by, any written or oral:

          (i) Contract or agreement not made in the ordinary course of business;

          (ii) Employment or consultant contract which is not terminable at will without cost or other liability to the Seller or any successor;

          (iii) Contract with any labor union;

          (iv) Bonus, pension, profit-sharing, retirement, share purchase, stock
     option,  hospitalization,   group  insurance,  or  similar  plan  providing
     employee benefits;

          (v) Advertising contract or contract for public relations services;

          (vi) Purchase, supply, or service contacts in excess of $25,000 each, or in the aggregate of $150,000 for all such contracts whether below or above $25,000, except as disclosed on Schedule 1.1;

          (vii) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or properties of the Seller are subjected to a lien, encumbrance, charge, or other restriction, except as disclosed on Schedule 1.1;

          (viii) Contract or other commitment continuing for a period of more than 30 days and which is not terminable without cost or other liability to the Seller or its successor, except as disclosed on Schedule 1.1;

          (ix) Contract which (a) contains a redetermination of price or similar type of provision; or (b) provides for a fixed price for goods or service sold, except as disclosed on Schedule 1.1; or

          (x) Contract or arrangement containing any covenant limiting the right of the Seller to compete in any business or with any person.

     The Seller has in all material respects performed all obligations required to be performed by it to date and is not in material default under any of the contracts, agreements, leases, documents, or other arrangements to which it is a party or by which it is otherwise bound. To the best of the Seller's knowledge, all parties with whom the Seller has contractual arrangements are in material compliance therewith and are not in default thereunder.

     (n) Changes in Compensation. Since the date of the Seller Balance Sheet, there has not been any general pay increase to employees or any change in the rate of compensation, commission, bonus, or other remuneration payable to any officer, employee, director, agent, or shareholder of the Seller other than in the ordinary course of business.

     (o) Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of the Seller are complete and correct, and there have been no transactions involving the business of the Seller which should have been set forth in said respective books, other than those set forth therein.

     (p) Brokers or Finders. All negotiations on the part of the Seller relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller without the intervention of any person or as the result of any act of the Seller in such manner as to give rise to any valid claim against the Seller or the Purchaser for a brokerage commission, finder's fee, or other like payment.

     (q) Taxes. Except as disclosed in Schedule 1.1, the Seller has accurately prepared and timely filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by the Seller up to the date hereof. All of the foregoing returns are true and correct in all material respects and the Seller has paid all taxes, interest and penalties shown on such returns or reports as being due. The Seller has withheld with respect to its employees all federal and state income taxes, FICA, FETA, and other taxes that the Seller is required to withhold. The Seller has not been delinquent in the payment of any tax nor is there any tax deficiency outstanding, proposed, or assessed against the Seller, nor has the Seller executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax except as disclosed in the liabilities list. No audit or other examination of any return of the Seller filed with any taxing authority is presently in progress. The Seller does not have any liabilities for unpaid, federal state, local, or foreign tax, whether asserted or unasserted, known or unknown, contingent or otherwise, and the Seller has no knowledge of any basis for the assertion of any such liability attributable to the Seller, its assets, or operations. The Seller is not (and has never been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. The Seller is not a party to or bound by any tax indemnity, tax sharing, or tax allocation agreement. The Seller has provided to the Purchaser or its legal counsel copies of all federal and state income and all state sales and use tax returns for all periods. There are (and as of immediately following the Closing there will be) no liens on the assets of the Seller relating to or attributable to taxes).

     (r) Environmental Matters. The Seller's operations of its business and assets has been in material compliance with and the Seller has complied in all material respects with and is not in violation of applicable federal, state, and local laws, ordinances, regulations and orders relating to environmental matters, including but not limited to matters related to air pollution, water pollution, and the handling of hazardous substances (as defined in the Comprehensive Environmental Response, Companion, and Liability Act of 1990 ("CERCLA")). There are no actions, proceedings or investigations pending or, to the actual knowledge of the Seller, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by the Seller with CERCLA or any other Environmental Law (as hereinafter defined). To the actual knowledge of the Seller: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against the Seller under any Environmental Law; (ii) the Seller is not responsible under any environmental law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA) caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) the Seller is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body, (iv) the Seller is in compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by the Seller contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) violates any Environmental Law, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken. For purposes of this Agreement, "Environmental Law" shall mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency, or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

     (s) Indemnification Liabilities. There are no existing liabilities or facts known to the Seller which would require the Seller to indemnify its officers or directors for acts or omissions by such persons acting in behalf of the Seller.

     (t) Accounts Receivable. All accounts receivable of the Seller shown on the Seller Balance Sheet or thereafter acquired arose and are collectible in the ordinary and usual course of its business, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of the Seller, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. To the knowledge of the Seller, none of the receivables of the Seller are subject to any claim of offset, recoupment, set-off, or counterclaim, and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any claim. No receivables are contingent upon the performance by the Seller of any obligation or contract. No person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

     (u) Bank Accounts. Schedule 3.1 constitutes a full and complete list of all the bank accounts of the Seller, together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     (v) Certain Advances. There are no receivables of the Seller owing by directors or officers of the Seller or owing by any Affiliate of any director or officer of the Seller. For purposes of this Agreement, "Affiliate" shall mean the officers and directors of the Seller and any shareholder of the Seller who owns five percent (5%) or more of the outstanding capital stock of the Seller.

     (w) Insurance. Schedule 3.1 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, and directors of the Seller as well as all claims made under any insurance policy by the Seller. There is no claim by the Seller pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Seller is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Seller. The Seller does not know of any threatened termination of or material premium increase with respect to any of such policies. The Seller has never been denied insurance coverage nor has any insurance policy of the Seller ever been canceled for any reason.

     (x) FIRPTA Status. The Seller is not, and has not been at any time during the five-year period preceding the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Internal Revenue Code of 1954, as amended, and the regulations promulgated thereunder.

     (y) Representations Complete. None of the representations or warranties made by the Seller, nor any statement made in any exhibit, schedule, or certificate furnished by the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     Section 3.2 Representations and Warranties by the Purchaser. As a material inducement to the Seller to execute and perform its obligations under this Agreement, the Purchaser represents and warrants to the Seller, subject to the exceptions specifically disclosed in the schedules, referencing the appropriate section number, delivered by the Purchaser to the Seller prior to signing this Agreement (the "Purchaser Schedules"), as follows:

     (a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Washington . It has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement and, subject to approval of Purchaser's shareholders, to carry out and perform the terms and provisions of this Agreement. The Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Purchaser. The Purchaser does not now and has not within the two years prior to the date of this Agreement conducted business in any jurisdiction other than the States of California or Washington. The Purchaser has delivered a true and correct copy of its Articles of Incorporation (the " Purchaser Articles") and its By-laws (the " Purchaser By-laws"), each as amended to date, to counsel for the Seller. The Purchaser has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business.

     (b) Capitalization and Indebtedness for Borrowed Monies.

          (i) The Purchaser is duly and lawfully authorized by the Purchaser Articles to issue 10,000,000 shares of preferred stock and 50,000,000 shares of Common Stock, of which approximately 20,000,000 shares are validly issued and outstanding on the date of this Agreement. All of the shares of Purchaser Common Stock to be issued by Purchaser in connection with the Transaction shall be duly authorized, validly issued, fully paid, non-assessable, and not subject to preemptive rights created by statute, the Purchaser Articles, or any agreement to which the Purchaser is a party or bound. The Purchaser Common Stock to be issued in connection with this Transaction are intended to be exempt pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act").

          (ii) The Purchaser is not presently liable on account of any indebtedness for borrowed monies, except as reflected in the financial statements described in subparagraph (e) below. The borrowed indebtedness of the Purchaser as of the Closing Date is set forth in Schedule 3.1.

     (c) Ownership of Purchaser Capital Stock. Schedule 3.2 sets forth a complete and accurate list of all issued and outstanding shares and warrants, options, or similar rights to acquire such shares of the Purchaser's capital stock and the names of the holders thereof.

     (d) Purchaser's Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Purchaser's shareholders, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement shall have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution and delivery of this Agreement by the Purchaser does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Purchaser Articles or the Purchaser By-laws or (ii) any mortgage indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets. No consent, approval, order, or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (e) LEFT INTENTIONALLY BLANK

     (f) Present Status. Since the date of the Purchaser Balance Sheet (or such other date specifically set forth herein), except as otherwise contemplated by this Agreement, the Purchaser has conducted its business in the usual and ordinary course and, without limiting the generality of the foregoing:

          (i) The Purchaser has not sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that would result in a Material Adverse Effect on the Purchaser;

          (ii) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations or liabilities (fixed or contingent) of the Purchaser which, individually or in the aggregate, have resulted or may be reasonably expected to result in a Material Adverse Effect on the Purchaser;

          (iii) Except for the 1,000,000 shares issued since the date of the Purchaser Balance Sheet, the Purchaser has not issued, or authorized for issuance, any equity security, bond, note or other security of the Purchaser. The Purchaser has not granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Purchaser, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise;

          (iv) The Purchaser has not incurred any additional debt or borrowed money, nor incurred any obligation or liability (fixed, contingent or otherwise), except in the ordinary and usual course of the business of the Purchaser;

          (v) The Purchaser has not paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Purchaser Balance Sheet and current liabilities incurred since the date of the Purchaser Balance Sheet in the ordinary and usual course of the business of the Purchaser;

          (vi) The Purchaser has not declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of capital stock of the Purchaser;

          (vii) The Purchaser has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Purchaser;

          (viii) The Purchaser has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business;

          (ix) The Purchaser has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration at least equal to the fair value of such asset or property, nor has the Purchaser leased or licensed to others (including officers and directors of the Purchaser), or agreed to lease or license, any asset or property;

          (x) The Purchaser has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity. The Purchaser has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset;

          (xi) The Purchaser has not entered into any transaction or contract, or made any commitment to do the same. The Purchaser has not waived any right of substantial value or canceled any debts or claims or voluntarily suffered any extraordinary losses, which individually or in the aggregate would result in a Material Adverse Effect on the Purchaser;

          (xii) The Purchaser has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement;

          (xiii) The Purchaser has not effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or employees;

          (xiv) The Purchaser has not effected or committed itself to effect any amendment or modification of the Purchaser Articles or the Purchaser Bylaws;

          (xv) To the knowledge of the Purchaser, no statute has been enacted nor has any rule or regulation been adopted (whether before or after the date of the Purchaser Balance Sheet) which may reasonably be expected to result in a Material Adverse Effect on the Purchaser;

          (xvi) The Purchaser has not changed in any way its accounting methods or practices (including any change in depreciation or amortization policies or rates, or any changes in policies in making or reversing accruals);

          (xvii) The Purchaser has not made any loan to any person or entity, and the Purchaser has not guaranteed the payment of any loan or debt of any person or entity; and

          (xviii) The Purchaser has not negotiated or agreed to do any of the things described in the preceding clauses (i) through (xvii) (other than negotiations with The Seller and its representatives regarding the transactions contemplated by this Agreement).

     (g) Litigation. Except as disclosed in Exhibit 3.2, there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against the Purchaser, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of the Purchaser, none have been threatened against the Purchaser. To the knowledge of the Purchaser, there are no facts which, if known to shareholders, customers, governmental authorities or other 0persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Material Adverse Effect on the Purchaser. The Purchaser is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and the Purchaser is not in default with respect to any notice, order, writ, injunction or decree.

     (h) Compliance With the Law and Other Instruments. The business operation of the Purchaser has been and is being conducted in all material respects in accordance with all applicable laws, rules, and regulations of all authorities. The Purchaser has not received any notice of violation with respect to any applicable laws, regulations, orders, or other requirements of a Governmental Entity or other authority, including, without limiting the generality of the foregoing, the Employee Retirement Income Security Act of 1974, as amended. The Purchaser is not in violation of, or in default under, any term or provision of the Purchaser Articles, or the Purchaser By-laws, as amended. The Purchaser has in all material respects performed, or is now performing the obligations of, and the Purchaser is not in default (and would not by the lapse of time or giving of notice be in default) in respect of any note, debt instrument, lien, mortgage, lease, order, judgment, or decree, or any other contract, agreement, or commitment binding upon it or its assets or properties or material to the conduct of its business. There is no agreement (assuming the parties thereto other than the Purchaser performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon the Purchaser which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of the Purchaser, any acquisition of property by the Purchaser, or the conduct of business by the Purchaser as currently conducted or as proposed to be conducted following the Transaction.

     (i) Title to Properties  and Assets.  The Purchaser has good and marketable title to all its properties and assets, including without limitation those reflected in the Purchaser Financial Statements and those used or located on property controlled by the Purchaser in its business on the date of the Purchaser Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which (i) are disclosed in the Purchaser Financial Statements as securing specified liabilities; or (ii) do not materially adversely affect the use thereof The buildings and equipment of the Purchaser are in good condition and repair, reasonable wear and tear excepted. The Purchaser has not been, to the knowledge of any officer of Purchaser, threatened with any action or proceeding under any building or zoning ordinance, regulation, or law. The Purchaser does not currently, nor has it in the past, owned any real property.

     (j) Purchaser Leases. The Purchaser is not liable on any lease for property, equipment, or real estate except as disclosed in Schedule 3.2.

     (k) Creditor's Arrangements. The Purchaser has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against the Purchaser.

     (l) Contracts and Other Obligations. Schedule 3.2 constitutes a full and complete list (subject to the dollar amounts set forth in clause (vii) below) of each partially or totally executory contact or agreement to which the Purchaser is a party or by which it is bound. Other than as set forth on Schedule 3.2, the Purchaser is not a party to or otherwise bound by, any written or oral:

          (i) Contract or agreement not made in the ordinary course of business;

          (ii) Employment or consultant contract which is not terminable at will without cost or other liability to the Purchaser or any successor;

          (iii) Contract with any labor union;

          (iv) Bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar plan providing employee benefits, except as disclosed in its filings with the Securities and Exchange Commission;

          (v) Lease with respect to any property, real or personal, whether as lessor or lessee;

          (vi) Advertising contract or contract for public relations services;

          (vii) Purchase, supply, or service contracts in excess of $1,000 each, or in the aggregate of $10,000 for all such contracts whether below or above $1,000;

          (viii) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or property of the Purchaser are subjected to a lien, encumbrance, charge, or other restriction;

          (ix) Contract or other commitment continuing for a period of more than 30 days and which is not terminable without cost or other liability to the Purchaser or its successor;

          (x) Contract which (a) contains a redetermination of price or similar type of provision or (b) provides for a fixed price for goods or services sold;

          (xi) Contract or arrangement which will result in an excess parachute payment under Code Section 280G of the Internal Revenue Code; or

          (xii) Contact or arrangement containing any covenant limiting the right of the Purchaser to compete in any business or with any person.

     The Purchaser has performed all obligations required to be performed by it to date and is not in default under any of the contracts, agreements leases, documents, or other arrangements to which it is a party or bound. To the best of Purchaser's knowledge, all parties with whom the Purchaser has contractual arrangements are in compliance therewith and are not in default thereunder.

     (m) Changes in Compensation. Schedule 3.2 constitutes a full and complete list of all directors, officers, employees of or consultants to the Purchaser as of the date of the Purchaser Balance Sheet and specifies each of their names and job designations, the total amount paid or payable to such director, officer, employee, or consultant in their prior fiscal years and from the beginning of the current fiscal year through the date of the Purchaser Balance Sheet and the basis of such compensation, whether fixed or commission or a combination thereof.

     (n) Inventories. Purchaser has no inventories.

     (o) Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of the Purchaser are complete and correct, and there have been no transactions involving the business of the Purchaser which properly should have been set forth in said respective books, other than those set forth therein.

     (p) Brokers or Finders. All negotiations on the part of the Purchaser relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser without the intervention of any person or as the result of any act of the Purchaser in such manner as to give rise to any valid claim against the Seller for a brokerage commission, finder's fee, or other like payment.

     (q) Taxes. The Purchaser has accurately prepared and timely filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by the Purchaser up to the date hereof. All of the foregoing returns are true and correct in all material respects and the Purchaser has paid all taxes, interest and penalties shown on such returns or reports as being due. The Purchaser has withheld with respect to its employees all federal and state income taxes, FICA, FUTA, and other taxes that the Purchaser is required to withhold. The accruals for the Purchaser's taxes on the books and records of the Purchaser are sufficient to discharge the taxes for all periods (or the portion of any period) ending on or prior to the Closing Date. The Purchaser has not been delinquent in the payment of any tax nor is there any tax deficiency outstanding, proposed, or assessed against the Purchaser, nor has the Purchaser executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax. No audit or other examination of any return of the Purchaser filed with any taxing authority is presently in progress. The Purchaser does not have any liabilities for unpaid, federal, state, local or foreign taxes, whether asserted or unasserted, known or unknown, contingent or otherwise, and the Purchaser has no knowledge of any basis for the assertion of any such liability attributable to the Purchaser, its assets, or operations. The Purchaser is not (and has never been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. The Purchaser is not a party to or bound by any tax indemnity, tax sharing, or tax allocation agreement. The Purchaser has provided to the Seller or its legal counsel copies of all federal and state income and all state sales and use tax returns for all periods. There are (and as of immediately following the Closing there will be) no liens on the assets of the Purchaser relating to or attributable to taxes). The Purchaser has no knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of the Purchaser.

     (r) Environmental Matters. The Purchaser's operations of its business and assets have been in material compliance and the Purchaser has complied in all material respects with and is not in violation of applicable federal, state, and local laws, ordinances, regulations, and orders relating to environmental material, including but not limited to matters related to air pollution, water pollution, and the handling of hazardous substances (as defined by CERCLA). There are no actions, proceedings or investigations pending or, to the actual knowledge of the Purchaser, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by the Purchaser with CERCLA or any other Environmental Laws. To the actual knowledge of the Purchaser: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against the Purchaser under any Environmental Law; (ii) the Purchaser is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) the Purchaser is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) the Purchaser is in compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by the Purchaser contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location, or condition of which (a) violates any Environmental Law or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

     (s) Indemnification Liabilities. There are no existing liabilities or facts known to the Purchaser which would require the Purchaser to indemnify its officers or directors for acts or omissions by such persons acting on behalf of the Purchaser.

     (t) Bank Accounts. Schedule 3.2 constitutes a full and complete list of all the bank accounts of the Purchaser, together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     (u) Certain Advances. There are no receivables of the Purchaser owing by directors, officers, employees, consultants or shareholders of the Purchaser, or owing by any Affiliate of any director or officer of the Purchaser.

     (v) Insurance. Schedule 3.2 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, and directors of the Purchaser as well as all claims made under any insurance policy by the Purchaser. There is no claim by the Purchaser pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Purchaser is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in the amounts customarily carried by persons conducting businesses similar to those of the Purchaser. The Purchaser does not know of any threatened termination of or material premium increase with suspect to any of such policies. The Purchaser has never been denied insurance coverage nor has any insurance policy of the Purchaser ever been canceled for any reason.

     (w) FIRPTA Status. The Purchaser is not, and has not been at any time during the five year period preceding the date hereof, a "United States real property holding corporations as defined in Section 897 of the Internal Revenue Code of 1954, as amended, and the regulations promulgated thereunder.

     (x) Representations Complete. None of the representations or warranties made by the Purchaser, nor any statement made in any exhibit, schedule, or certificate furnished by the Purchaser pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any manual fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4

                         ACTIONS AND OBLIGATIONS OF THE
                     THE PURCHASER AND THE SELLER BEFORE AND
                  AFTER THE CLOSING AND SECURITIES ACT MATTERS

         Section 4.1 Actions of the Seller Pending Closing. The Seller covenants with the Purchaser that from the date hereof to and including the Closing Date:

     (a) Correct as of Closing. Each representation and warranty of the Seller set forth in Section 3.1 of this Agreement shall be true and correct on and as of the Closing Date.

     (b) Operations. Except with the prior written consent of the Purchaser, which consent will not be unreasonably withheld, the Seller will:

          (i) Conduct its affairs and business only in the ordinary course of business;

          (ii) Not create or incur any material liabilities other than current liabilities incurred in the ordinary course of business, except as set forth in the Seller Schedules;

          (iii) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance, or restriction of any kind which is not otherwise disclosed in this Agreement or the Seller Schedules;

          (iv) Not make any capital expenditures, or capital additions or betterment, except as many be involved in ordinary repairs, maintenance, and replacement;

          (v) Not enter into, renew, extend, amend, or modify any contract or commitment, except in the ordinary course of business, pursuant to which it will be obligated to expend, or entitled to receive, in excess of $100,000 annually,

          (vi) Maintain its assets and properties in good condition and repair, and not sell, lease, license, or otherwise dispose of, any of its material assets or properties, except sales out of inventory in the ordinary course of business;

          (vii) Not declare or pay any dividend on, or make any other distribution upon, or purchase, retire, or redeem, any shares of the Seller Common, or the Seller Warrants, or set aside any funds for any such purpose;

          (viii) Not issue or sell, or obligate itself to issue or sell any additional shares of the Seller Common, whether or not such shares have been previously authorized or issued, or issue or sell any warrants, rights, or options to acquire any such shares, or acquire any stock of any corporation, or any interest in any business enterprise, except as set forth in the Seller Schedules;

          (ix) Not amend the Seller Articles or the Seller By-laws;

          (x) Not pay, or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension, or severance pay to any director, shareholder, officer, consultant, agent, or employee under any pension plan or otherwise or increase the compensation paid by it (except increases in the ordinary course of business in accordance with the Seller's employee appraisal and salary adjustment programs currently in effect or pursuant to written agreements outstanding on the date hereof) at the date of the Seller Balance Sheet to any officer, director, agent, consultant, or employee;

          (xi) Not discharge or satisfy any material lien, charge, or encumbrance, nor pay any obligation or liability, absolute or contingent, except (i) current liabilities shown on the Seller Balance Sheet or current liabilities incurred since such date in the ordinary course of business and
     (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees, accounting fees, and costs);

          (xii) Except with respect to the transactions contemplated by this Agreement, not merge or consolidate, or obligate itself to do so, with, or into any other entity;

          (xiii) Use reasonable commercial efforts to preserve its business organization intact;

          (xiv) Use reasonable commercial efforts to preserve the goodwill of its suppliers, customers, and those having business relations with it;

          (xv) Not enter into any transactions, or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties, and agreements contained herein;

          (xvi) Not institute, settle, or agree to settle any action or proceeding before any court or governmental body;

          (xvii) Not effect or agree to effect, including by way of hiring or involuntary termination, any change in the directors or officers of the Seller; and

          (xviii) Not take,  or agree to take,  any of the actions  described in
     (i) through (xvii) above, or any action that would make any of the representations, covenants, or warranties of the Seller set forth herein untrue and incorrect.

     (c) Access to Records. The Seller will afford the Purchaser, its representatives, counsel, agents, and employees, at reasonable times, and in a manner and under circumstances which will not cause unreasonable interference with the operation of the Seller's business, access to all of the properties of the Seller, and its books, files, records, insurance policies, and other corporate books and records, for the purpose of audit, inspection, and examination thereof, and will do, and cause the Seller to do, everything reasonably necessary to enable the Purchaser to make a complete examination of the assets and properties of the Seller, and the condition thereof. No such examination, however, shall constitute a waiver or relinquishment on the part of the Purchaser, of its right to rely upon the covenants, representations, and warranties made by the Seller in the provisions of this Agreement.

     (d) Consultation. The Seller will endeavor to keep the Purchaser apprised with respect to the operation and conduct of the Seller's business prior to the Closing Date.

     Section 4.2 Actions of Purchaser Pending Closing. The Purchaser covenants with the Seller that from the date hereof to and including the Closing Date:

     (a) Correct as of Closing. Each representation and warranty of the Purchaser set forth in Section 3.2 of this Agreement shall be true and correct on and as of the Closing Date.

     9 (b) Operations. Except with the prior written consent of the Seller, which consent will not be unreasonably withheld, the Purchaser will:

          (i) Conduct its affairs and business only in the ordinary course of business;

          (ii)  Not  create  or  incur  any   liabilities   other  than  current
     liabilities incurred in connection with the transactions contemplated by this Agreement;

          (iii) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance, or restriction of any kind;

          (iv) Not make any capital expenditures or capital additions or betterment except as many be involved in ordinary repairs, maintenance, and replacement;

          (v) Except in connection with the transactions contemplated by this Agreement, not enter into, renew, extend, amend, or modify any contract or commitment pursuant to which it will be obligated to expend, or entitled to receive, in excess of $5,000 in amount;

          (vi) Maintain its assets and properties in good condition and repair, and not sell, lease, license, or otherwise dispose of any of its assets or properties;

          (vii)  Not  declare  or  pay  any   dividend  on  or  make  any  other
     distribution upon, or purchase, retire or redeem, any shares of Purchaser Common, or set aside any funds for any such purpose;

          (viii) Not issue or sell or obligate itself to issue or sell any additional shares of Purchaser Common, whether or not such shares have been previously authorized or issued, or issue or sell any warrants, rights, or options to acquire any such shares, or acquire any stock of any corporation or any interest in any business enterprise;

          (ix) Not amend the Purchaser Articles, except to effect a name change, or the Purchaser By-laws;

          (x) Not pay or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension, or severance pay to any director, shareholder, officer, consultant, agent, or employee under any pension plan or otherwise, or increase the compensation paid by it at the date of the Purchaser Balance Sheet to any officer, director, agent, consultant, or employee;

          (xi) Not discharge or satisfy any lien, charge or encumbrance, nor pay any obligation or liability, absolute or contingent, except (i) current liabilities shown on the Purchaser Balance Sheet or current liabilities incurred since said date in the ordinary course of business and (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees, accounting fees, and costs);

          (xii) Use reasonable commercial efforts to preserve its business organization intact;

          (xiii) Except with respect to the transactions contemplated by this Agreement, not merge or consolidate with or into, or acquire the assets of, with or into any other entity;

          (xiv) Use reasonable commercial efforts to preserve the goodwill of its suppliers, customers, and those having business relations with it;

          (xv) Not enter into any transactions or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties, and agreements contained herein;

          (xvi) Not institute, settle, or agree to settle any action or proceeding before any court or governmental body;

          (xvii) Not effect or agree to effect, including by way of hiring or involuntary termination, any change in the directors, officers, or employees of the Purchaser; and (xviii) Not take, or agree to take, any of the actions described in (i) through (xvii) above, or any action that would make any of the representations, covenants, or warranties of the Purchaser set forth herein untrue or incorrect.

     (c) Access to Records. The Purchaser will afford the Seller, its representatives, counsel, agents, and employees, at reasonable times and in a manner and under circumstances which will not cause unreasonable interference with the operation of the Purchaser's business, access to all of the properties of the Purchaser and its books, files, records, insurance policies, and other corporate books and records, for the purpose of audit, inspection, and examination thereof, and will do, and cause the Purchaser to do, everything reasonably necessary to enable the Purchaser to make a complete examination of the assets and properties of the Purchaser and the condition thereof. No such examination, however, shall constitute a waiver or relinquishment on the part of the Purchaser of its right to rely upon the covenants, representations, and warranties made by the Purchaser in the provisions of this Agreement.

     (d) Consultation. The Purchaser will endeavor to keep the Seller apprised with respect to the operation and conduct of the Purchaser's business prior to the Closing Date.

     Section 4.3 Undertakings of the Purchaser and the Seller.

     (a) The Purchaser and the Seller each will hold, and will cause its respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the parties furnished to any other party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by the disclosing parties, (ii) in the public domain; or
(iii) later lawfully acquired by the disclosing party from sources other than as a result of the transactions contemplated herein; provided that each party may disclose such information to its officers, directors, employees, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, so long as such persons are informed of the confidential nature of such information and are directed to treat such information confidentially in accordance herewith. Each party's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. Subject to the foregoing and Section 4.3(b) below, each party shall keep confidential the terms of this Agreement and the transactions contemplated hereby except to the extent such information is legally required to be disclosed. If this Agreement is terminated, such confidence shall be maintained and each party shall and will use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to destroy or deliver to each other party, upon request, all documents and other materials, and all copies thereof, obtained by such party in connection with this Agreement, that are subject to such confidence. The parties obligations under this Section 4.3(a) shall terminate on the Closing Date.

     (b) No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by the Purchaser or the Seller unless the other party provides its consent to the form and substance thereof, provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

     (c) Each party shall provide the other with adequate opportunity to conduct such reviews and examinations of the business, properties and conditions (financial and otherwise) of the other as each party shall deem prudent, provided that such investigations shall not interfere unreasonably with the normal operations of the party being reviewed.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

     Section  5.1  Conditions  to  Obligations  of  Each  Party  to  Effect  the
Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a) Shareholder Approval. This Agreement and the Transaction contemplated hereby shall have been approved and adopted by the vote or consent of the requisite number of shareholders of the Seller. Shareholders of the Seller, holding not less than 51% of the outstanding voting stock of the Seller shall have delivered to the Purchaser an agreement pursuant to which such shareholders agree to vote all shares of the Seller Common held by such shareholders in favor of the Transaction, this Agreement, and the transactions contemplated hereby and thereby.

     (b) Filings Government Approvals. All authorizations, consents, orders, or approvals of, or declarations or flings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including such requirements under applicable state securities laws, shall have been filed, occurred, or been obtained, other than filings with and approvals by foreign governments relating to the Transaction if failure to make such filings or obtain such approvals would not be materially adverse to the Seller or the Purchaser.

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Transaction which makes the consummation of the Transaction illegal.

     Section 5.2 Conditions Precedent to Obligations of the Seller. Except as may be waived in writing by the Seller, the obligations of the Seller are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

     (a) No Material Errors. The representations and warranties of the Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

     (b) Directors' Approval. Consummation of the transactions contemplated herein shall have been approved by the Board of Directors of the Purchaser at special meetings of the Board of Directors to be had for the purpose of obtaining such approvals.

     (c) Third-Party Consents. On or before the Closing Date, all material consents or approvals by any third party, if any, which are required to be obtained by the Purchaser in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated herein shall have been obtained.

     (d) Compliance with Agreements. The Purchaser shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

     (e) Certificate of Officers. The Purchaser shall have delivered to the Seller a certificate dated the Closing Date, executed in its corporate name by, and verified by, the oath of its President and Chief Financial Officer certifying to the fulfillment of the conditions specified in this Section 5.2.

     (f) Post-Closing Officers and Directors. The Seller shall have delivered to the Purchaser the written resignations, effective as of the Closing, of all officers and directors of Seller, prior to the Closing the Purchaser shall reasonably determine in order to appoint persons designated by the Seller to such positions immediately after the Closing.

     (g) INTENTIONALLY LEFT BLANK.

     Section 5.3 Conditions Precedent to Obligations of Purchaser. Except as may be waived in writing by the Purchaser, all of the obligations of the Purchaser under this Agreement are subject to fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

     (a) No Material Errors. The representations and warranties of the Seller in
Section 3.1 hereof shall be true and correct as of the Closing Date, subject to any changes contemplated by this Agreement.

     (b) Directors' Approval. Consummation of the transactions contemplated herein shall have been approved by the Board of Directors of the Seller at special meetings of the Board of Directors to be had for the purpose of obtaining such approvals.

     (c) Third-Party Consents. On or before the Closing Date, all material consents or approvals by any third party, if any, which are required to be obtained, including the Shareholders of the Seller in connection with the execution, delivery or performance of this

Agreement or the consummation of the transactions contemplated herein shall have been obtained.

     (d) Compliance With Agreement. The Seller shall have performed and complied with all agreement or conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

     (e) Certificate of Officers. The Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, executed in its corporate name by, and verified by, the oath of its President or any Vice President and its Secretary or an Assistant Secretary, certifying to the fulfillment of the conditions specified in this Section 5.3 and certifying specifically as to the accuracy of the Company's representations set forth in Sections 3.1 and 3.1(i) and that no contract of the Seller has been terminated if such termination would have a Material Adverse Effect on the Seller.

                                    ARTICLE 6

                             POST-CLOSING COVENANTS

     It is the understanding of the parties hereto that, as soon as practicable subsequent to the Closing Date, the parties will undertake such actions as will allow the Purchaser to qualify for listing on the Nasdaq Small-Cap market or maintain its listing on the Over-the-Counter Bulletin Board. ARTICLE 7

                                 INDEMNIFICATION

     Section 7.1 Indemnification by the Purchaser. Subject to the terms and conditions hereof, the Purchaser shall indemnify, reimburse and hold harmless the Seller from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal proceedings, penalties, fines, and other sanctions, and any attorneys fees and other reasonable costs or expenses, arising from or related to:

     (a) This Agreement or the breach of any representation, warranty or covenant made by the Purchaser under this Agreement; and

     (b) The non-fulfillment of any covenant or condition of the Purchaser in this Agreement, without regard to any scheduled exceptions thereto, without regard to any stated materiality thereof, without regard to the Purchaser's, or Seller's knowledge concerning the truth or accuracy of the representation when made or later affirmed or in any Exhibit, Schedule, written statement or certificate furnished by the Purchaser, pursuant to the Agreement, and without regard to any waiver of such breach which is or was granted by the Seller in order to allow the closing to occur, except to the extent that such waiver expressly provides to the contrary.

     Section 7.2 Indemnification by the Seller. Subject to the terms and conditions hereof, the Seller shall indemnify, reimburse and hold harmless the Purchaser from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal proceedings, penalties, fines, and other sanctions, and any attorneys fees and other reasonable costs or expenses, arising from or related to:

     (a) This Agreement or the breach of any representation, warranty or covenant made by the Seller under this Agreement; and

     (b) The non-fulfillment of any covenant or condition of the Seller in this Agreement, without regard to any scheduled exceptions thereto, without regard to any stated materiality thereof, without regard to the Purchaser's, or Seller's knowledge concerning the truth or accuracy of the representation when made or later affirmed or in any exhibit, schedule, written statement or certificate furnished by the Seller, pursuant to the Agreement, and without regard to any waiver of such breach which is or was granted by the Purchaser in order to allow the closing to occur, except to the extent that such waiver expressly provides to the contrary.

     Section 7.3 Claims for Losses. The indemnified party shall promptly submit a Claims Request either not later than sixty calendar days (a) after all Losses with respect to a particular claim are believed to have been incurred, or (b) after the indemnified party discovers a breach of a representation, warranty, covenant or other matter giving rise to indemnification under this Article. Following the receipt of a Claims Request, the indemnifying party shall determine its liability (if any) and (i) pay the amount for which it is liable within forty-five (45) calendar days or such earlier period as may be necessary or required by the indemnified party or third parties, (ii) undertake to defend, settle, tender to any insurance carrier or other indemnitor, guarantor or responsible party, or (iii) otherwise dispose of any such claim as may have formed the basis for such Claims Request, provided however that any final disposition of such Claims Request shall result in there being no further liability of any kind to the indemnified party. The indemnifying party shall have a reasonable opportunity to cure any defect constituting a breach of any of its representations and warranties hereunder.

     Section  7.4  Mitigation  of Losses.  The  indemnified  party shall use its
reasonable   efforts  at  all  times  to  minimize  the  Losses  for  which  the indemnifying party may be liable under this Agreement.

                                    ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER:

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the June 15, 1999, whether before or after approval of matters presented in connection with the Transaction by the shareholders of the Seller:

     (a) by mutual consent of the Seller and the Purchaser;

     (b) by either the Seller or the Purchaser if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the other party, and such breach of a covenant or agreement has not been promptly cured;

     (c) by either the Purchaser or the Seller if the Transaction is not consummated before August 15, 1999;

     (d) by either the Purchaser or the Seller if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Transaction or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or defined applicable to the Transaction by any Governmental Entity which would make consummation of the Transaction illegal;

     (e) by either the Purchaser or the Seller if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transaction by any Governmental Entity, which would
(i) prohibit the Seller's or the Purchaser's ownership or operation of all or a material portion of the business or assets of the Seller or the Purchaser, or compel the Purchaser or the Seller to dispose of or hold separate all or a material portion of the business or assets of the Seller or the Purchaser as a result of the Transaction or (ii) render the Purchaser or the Seller unable to consummate the Transaction, except for any waiting period provisions; or

     (f) by either party if any required approval of the shareholders of the Seller shall not have been obtained;

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

     Section 8.2 Effect of Termination. In the event of termination of this Agreement by either the Purchaser or the Seller as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of the Purchaser, or the Seller, or their respective officers or directors except as set forth in Sections 2.3, 2.4(b), 4.3(a) and 9.7 and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants, or agreements set forth in this Agreement.

     Section 8.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Transaction by the shareholders of the Seller and but, after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4 Extension; Waiver. At any time prior to the August 15, 1999, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9

                                 MISCELLANEOUS

     Section 9.1 Assignment. Neither this Agreement nor any right created hereby shall be assignable by the Seller (or their successors in interest) or the Purchaser without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors, assigns, heirs, executors, administrators, or personal representations, any rights or remedies under or by reason of this Agreement.

     Section 9.2 Notices. Any notice, communication, request, reply, or advice, hereinafter severally and collectively called "notice," in this Agreement provided or permitted to be given, made, or accepted by either party to the other must be in writing and may be given or be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer of such party. Notice deposited in the mail in the manner hereinabove described shall be effective only if and when received by the parties to be notified. For purposes of notice the addresses of the parties shall until changed as hereinafter provided, be as follows:

     (a)      If to the Purchaser:
              Kurt B. Toneys
              President
              La Jolla Coffee Company , Inc.
              9060 Activity Road, Suite A.
              San Diego, California 92037

              with a copy to:

              Robert Blair Krueger II, Esq.
              The Krueger Group, L.L.P.
              11423 West Bernardo Court
              San Diego, California 92127


     (b)      If to the Seller:

              Stephen F. Corey
              President
              Stephen's Coffee Co., Inc.
              9060 Activity Road, Suite A
              San Diego, California 92126

              with a copy to:

              Robert Nostrand, Esq.
              5358 Middleton Road
              San Diego, California 92109

     or at such other addresses as any party may have advised the others in writing.

     Section 9.3 Paragraph and Other Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.4 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect other provisions of this

Agreement but this Agreement shall be constructed as if such invalid, illegal, or unenforceable provisions had never been contained therein.

     Section 9.5 California Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of California without reference to principles of conflicts of law.

     Section 9.6 Duties in Interest. This Agreement shall be binding on and inure to the benefit of and be enforceable by the shareholders, the Seller and the Purchaser, their respective heirs, executors, administrators, legal representatives, successors, and assigns except as otherwise expressly provided herein.

     Section 9.7 Arbitration. Any dispute, difference, or controversy in connection with or arising out of this Agreement shall be submitted to binding arbitration by the American Arbitration Association in San Diego, California, in accordance with the rules then pertaining. Any decision by the arbitration panel may include the expenses and attorney's fees of the successful party, and such decision shall be final and may be made a judgment of any competent jurisdiction. Should arbitration proceedings be commenced and either party desire to complete an alternate transaction pending the arbitration award, such party may do so on the condition that it shall deposit into escrow, in accordance with escrow terms approved by the parties hereto and the arbitration panel, all of the outstanding claimed expenses of the other party prior to Closing, not to exceed $100,000, plus $15,000 to cover the possibility of an award of attorneys' fees and the arbitration expenses. The escrow provision shall provide that the escrow shall break and the funds shall be delivered by the escrow agent to the party in accordance with the award of the arbitration panel, or upon a settlement of the dispute by the parties hereto.

     Section 9.8 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trial of such on or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

     Section 9.9 Counterparts. This Agreement and all other copies of this Agreement insofar as they relate to the rights, duties, and remedies of parties, shall be deemed to be one agreement. This Agreement may be executed concurrently in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original until replaced by the original copy which shall then be substituted.

     Section 9.10 Integrated Agreement. This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.

IN WITNESS WHEREOF, this Agreement and Purchase and Sale of Assets has been executed as of the day and year first set forth above.

PURCHASER:

LA JOLLA COFFEE CO., INC.,
     a Washington corporation



/s/ Kurt B. Toneys
-----------------------------------------------------
Kurt B. Toneys, President and Chief Executive Officer


SELLER:

STEPHEN'S COFFEE, INC.



/s/ Stephen F. Corey
-------------------------------------------------------
Stephen F. Corey, President and Chief Executive Officer

Schedule 1.1

STEPHEN'S COFFEE INC. SCHEDULE OF ASSETS

It is the Purchaser's intent to purchase all the assets owned by the Seller at the close of this transaction. These assets include, but are not limited to, the following items: equipment, equipment leases, inventory, intellectual property, proprietary rights, trade secrets, all legally assignable government permits, and all files and records containing technical support and other information pertaining to the operation of Seller's business.


STEPHEN'S COFFEE INC. SCHEDULE OF LIABILITIES

LEASES

Balboa Capital equipment leases                      #001-05008-01
                                                     #00105009-01
                                                     #001-05941-01
                                                     #001-06087-01

Forest Financial equipment lease                     #5000530001



LEGAL

Robert M. Nostrand, Esq.                             $30,000

TAXES

Employment taxes, interest and penalties             $9,500

OTHER DEBTS

Tom Reed                                             $9,000
Sandra Corey                                         $37,000


LITIGATION

A settlement agreement with Stephen's Coffee, Inc. and Stephen's Coffee Holding and Mr. Michael Gilbert, an investor in both corporations, was negotiated by Robert Nostrand, Stephen's Coffee's, Inc.'s attorney. Michael Gilbert was given a promissory note in the amount of Fifteen Thousand Dollars ($15,000) and One Hundred Fifty Thousand (150,000) shares of North West Farms, Inc.'s common stock pursuant to a settlement agreement dated November 10, 1998. The November 10, 1998 signed settlement agreement has been misplaced, however, it is incorporated by reference by the promissory note signed on December 3, 1998. In pertinent part:

     As settlement pursuant to our signed agreement dated November 10, 1998 by and between Michael Gilbert and Stephen's Coffee Company, Inc. (Stephen's Coffee Corporation and Stephen F. Corey at San Diego, the undersigned. Stephen's Coffee Company, ("the Promissor") promises to pay to the order of Michael Gilbert, (the Payee").

Pursuant to the promissory note and settlement agreement Mr. Gilbert has been paid $15,000 and issued 150,000 shares of stock. Mr. Gilbert now claims that he is entitled to a 15 percent interest in LJCC, the combined percentage he previously owned in Stephen's Coffee Inc. and Stephen's Coffee Holding. LJCC's position is that the current settlement agreement is valid.

SCHEDULE 3.2
LA JOLLA FRESH SQUEEZED COFFEE CO., INC.,
June 15, 1999

LONG TERM CONTRACTS
See leases

INSURANCE
Snap Insurance                                      # 01-CD-889223-4
Statefund / America States Insurance                #1526450-99
Blue Shield of California                           #572756385-0

BANK ACCOUNTS
Wells Fargo Bank Account                            #0372-64194
Signor: Greg Prestel

LEASES
Office/Factory Lease                                Geologistics /Voit Brokerage
Expiring June 30, 2002

DEBTS
See attached

OWNERSHIP
See attached Corporate Stock Transfer list as of June 15, 1999

OPTIONS

1.   Kurt Toneys- employment - 6,000,000 shares at $.001 per share

o    2,000,000 shares on 1st anniversary

o 500,000 at the end of each quarter march 31, June 30, September 30, Dec 31 until the year 2001

2.   Stephen Corey - employment 3,400,000 shares over 3 years vesting quarterly.

     Based on stock  option/employment  agreement

3.   Greg Prestel - employment 1,600,000 shares.

4. N. Blayn Broderson employment 235,000 annually at cost $.0025 vesting quarterly.

5.   Options  expiring  December 31, 1999 see attached  Form D dated January 23,
     1998.

6.   Options  expiring  December 31, 2001 see attached  Form D dated January 23,
     1998.

7.   Warrants expiring July 7, 1999 see attached Form D dated January 23, 1998.


DIRECTORS
-------------------
Kurt B. Toneys
Stephen F. Corey
Gregory Writer, COB
Gregory Prestel
Clifford J. Smith



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Secretary of Corporation
Chris Lucidi


EMPLOYEES

Schedule 3.2 constitutes a full and complete list of all directors, officers, employees of or consultants to the Purchaser as of the date of the Purchaser Balance Sheet and specifies each of their names and job designations, the total amount paid or payable to such director, officer, employee, or consultant in their prior fiscal years and from the beginning of the current fiscal year through the date of the Purchaser Balance Sheet and the basis of such compensation, whether fixed or commission or a combination thereof.

Thao Nguyen              Receptionist/Secretary              $25,612.50
Kurt Toneys              CEO/ President                       33,675.00
N. Blayn Broderson       Director of Marketing and Sales       4,721.50
Stephen F. Corey         Vice President                       41,535.01
Gregory Prestel          Chief Operating Officer              38,672.50
Dan Davis                Production Supervisor                 7,363.65


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                                    ADDENDUM

1) During the acquistion of SCC by NWF, many debts were automatically assumed such as the overhead, operating expenses and production, and instituted into the new overhead of LJCC. Some of these debts included lease payments, which are still in my name. Every individual payment, debt or obligation therefore was not itemized & listed. For the record, it should be stated that all debts are assumed along with all the assets.

2) My name, with which any commercial debt was personally guaranteed, shall be removed from these debts and replaced if necessary with a new guarantor.

3) The balance of the 1.0m shares distributed to shareholders, as part of the purchase agreement shall be included. (740,000).


     /s/ Stephen F. Corey
     Stephen F. Corey
     President/CEO